Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Solid Third-Quarter 2006 Growth

Princeton, New Jersey; November 14, 2006 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the third quarter and nine month period ended September 30, 2006 as follows:

•                  Net sales were $827.0 million for the third quarter of 2006, up 7.2% compared to $771.7 million for the same period in the prior year. Year to date net sales were $2,495.4 million in 2006, up 5.8% compared to $2,358.8 million for the same period in the prior year.

•                  Adjusted EBITDA was $147.6 million for the third quarter of 2006, up 5.4% compared to $140.0 million for the same period in the prior year. Year to date Adjusted EBITDA was $462.5 million in 2006, up 6.6% compared to $433.7 million for the same period in the prior year.

•                  Net income for the third quarter of 2006 was $21.4 million, including net non-recurring and other special charges of $2.0 million. This compares to a net loss of $13.3 million in the third quarter of 2005, which included $31.8 million of net non-recurring and other special charges. Net income for the nine month period ended September 30, 2006 was $98.5 million, including income of $12.6 million related to net non-recurring and other special items. This compares to net income of $113.6 million in the same period in the prior year, which included income of $58.4 million related to net non-recurring and other special items.

•                  Diluted earnings per share were $0.29 in the third quarter of 2006 compared to a diluted loss per share of $0.25 in the same period in the prior year. Diluted earnings per share were $1.31 for the nine month period ended September 30, 2006 compared to diluted earnings per share of $1.98 in the same period in the prior year. The calculation of diluted earnings per share in the three and nine month periods ended September 30, 2005 included only a partial weighted average impact of the additional shares of common stock that were issued as a result of our initial public offering (“IPO”) that was completed on August 22, 2005.

•                  For the three month period ended September 30, 2006, net sales were up 4.4% and Adjusted EBITDA was up 2.4% excluding the positive impact of foreign currency changes. For the nine month period ended September 30, 2006, net sales were up 6.9% and Adjusted EBITDA was up 7.9% excluding the negative impact of foreign currency changes.

Commenting on the quarter, Seifi Ghasemi, Chairman and Chief Executive Officer, said “Despite generally higher raw material costs, particularly copper costs, a slowing U.S. economy and a weak new housing construction market in the U.S., Rockwood posted solid third quarter 2006 results compared to the third quarter of 2005. This demonstrates the strength of Rockwood’s diverse portfolio of businesses and geographic reach. Strong demand, particularly in our Specialty Chemicals and Electronics segments, higher selling prices and the favorable impact of foreign currency changes drove our strong performance in the quarter.”

Segment Results

Specialty Chemicals

Net sales increased 11.3% and Adjusted EBITDA increased 20.1% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 8.7% and 17.6%, respectively. In the Fine Chemicals business, higher selling prices for lithium salts and increased volumes of lithium compounds sold to the pharmaceuticals market had a favorable impact on net sales and Adjusted EBITDA. In the Surface Treatment business, net sales and Adjusted EBITDA were favorably impacted by growth in all markets, particularly in steel and general industrial applications, as well as higher selling prices. The increase in Adjusted EBITDA was partially offset by higher raw material costs primarily related to zinc and phosphoric acid.

Performance Additives

Net sales increased 12.7% while Adjusted EBITDA decreased 15.2% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales were up 11.4% and Adjusted EBITDA was down 16.3%. The primary negative factor affecting Adjusted EBITDA was the higher average cost of copper that is used in the production of our timber treatment chemicals. Lower volumes in Europe in our Color Pigments and Services business also had a negative impact on results. Higher volumes drove increased net sales and Adjusted EBITDA in the Clay-based Additives and Water Treatment Chemicals businesses. Clay-based Additives benefited from increased sales of coatings and inks and oilfield applications, as well as increased sales to the carbonless paper and rheological additives markets, primarily as a result of the acquisition of the Süd-Chemie businesses at the end of last year.

Titanium Dioxide Pigments

Net sales increased 4.3% and Adjusted EBITDA increased 7.9% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales were down 0.2% and Adjusted EBITDA was up 2.8%. Net sales were negatively impacted by lower volumes of our titanium dioxide products in rutile grade and our functional additives products. This was offset by higher selling prices from our functional additives products. Adjusted EBITDA was up due to cost reductions, partially offset by higher raw material and energy costs.

Advanced Ceramics

Net sales increased 0.3% and Adjusted EBITDA increased 5.3% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales were down 3.6% and Adjusted EBITDA was up 0.8%. Net sales were negatively impacted primarily due to lower volumes of medical products and selling price declines in Piezo and electronic applications. Increased volumes in mechanical and electronic applications favorably impacted performance in the quarter. Also, Adjusted EBITDA improved due to productivity improvements.

Groupe Novasep

Net sales decreased 5.2% while Adjusted EBITDA increased 13.0% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales were down 9.2% and Adjusted EBITDA was up 8.9%. The net sales decline was primarily due to the sale of Rohner AG in March 2006. Adjusted EBITDA, however, benefited from the disposal of Rohner.

Specialty Compounds

Net sales increased 7.8% and Adjusted EBITDA increased 24.2% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 6.3% and 21.2%, respectively. Results improved due to higher selling prices and a favorable product mix, partially offset by higher raw material costs related to polyvinyl chloride (PVC) resin and ammonium octamolybdate (AOM).

Electronics

Net sales increased 13.0% and Adjusted EBITDA increased 24.7% in the third quarter of 2006 compared to the same period in the prior year. Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 11.3% and 23.4%, respectively. Results improved due to increased volumes to the printed circuit board and semiconductor markets. In addition, Adjusted EBITDA benefited from previously announced restructurings in the Wafer Reclaim business.

Other income (expense)

Interest expense, net.  Interest expense, net, increased $5.4 million in the third quarter of 2006 compared to the same period in the prior year. The third quarter of 2006 and 2005 included losses of $9.1 million and gains of $6.4 million, respectively, representing the movement in the mark-to-market valuation of our interest rate and cross-currency hedging instruments, as well as $2.5 million and $2.7 million, respectively, of amortization expense related to deferred financing costs. Cash interest expense in the third quarter of 2006 and 2005 was $49.2 million and $59.1 million, respectively. The decrease in cash interest expense of $9.9 million was primarily due to lower interest expense related to debt repaid from the IPO proceeds.

Loss on early extinguishment of debt. In connection with our IPO in 2005, proceeds of $13.2 million were used to pay redemption premiums associated with certain debt instruments that were repaid with IPO proceeds. In addition, we wrote off $13.4 million of deferred financing costs in the third quarter of 2005 associated with certain debt instruments that were repaid with IPO proceeds.

Foreign exchange gain, net.  In the third quarters of 2006 and 2005, we had foreign exchange gains of $4.8 million and $2.1 million, respectively.

Income tax provision

The effective tax rate was 40.8% in the third quarter of 2006. Included in the tax provision in the third quarter of 2006 was the recording of a valuation allowance of $5.1 million on deferred tax assets associated with losses in the U.S. We recorded an income tax provision of $10.8 million in the third quarter of 2005 on a pre-tax loss of $3.1 million. Included in the tax provision in the third quarter of 2005 was the recording of a valuation allowance of $8.3 million on deferred tax assets for U.S. net operating loss carry-forwards.

Net income and earnings per share

Net income in the third quarter of 2006 was $21.4 million compared to a net loss of $13.3 million in the third quarter of 2005. Net income in the third quarter of 2006 included net non-recurring and other special charges of $2.0 million. Included in net income in the third quarter of 2006 are mark-to-market valuation losses on our interest rate and cross-currency hedging instruments of $9.1 million, or $5.5 million after tax or $(0.07) per share and net other non-recurring charges of $5.1 million, or $3.2 million after tax or $(0.04) per share; partially offset by income of $5.5 million, or $3.3 million after tax or $0.04 per share related to the minority interest impact from the Rohner AG guarantee settlement and foreign exchange gains of $4.8 million, or $3.4 million after tax or $0.04 per share. The net loss in the third quarter of 2005 included net non-recurring and other special charges of $31.8 million, including IPO-related charges of

$22.5 million after tax and a valuation allowance on U.S. deferred tax assets related to net operating loss carry-forwards of $8.3 million.

Basic and diluted earnings per share were $0.29 per share for the three months ended September 30, 2006 compared to a basic and diluted loss per share of $0.25 per share for the three months ended September 30, 2005. The calculation of earnings per share in the three month period ended September 30, 2005 included only a partial weighted average impact of the additional shares of common stock that were issued as a result of our IPO.

Net income for the nine months ended September 30, 2006 and 2005 was $98.5 million and $113.6 million, respectively. Net income for the nine months ended September 30, 2006 included income of $12.6 million related to net non-recurring and other special items. Included in net income in the nine months ended September 30, 2006 is the pre-tax loss on sale of Rohner AG of $12.1 million (net income of $7.6 million or $0.10 per share after including the favorable tax treatment on the sale and net of minority interest expense). In addition, net income included foreign exchange gains of $7.7 million, or $5.2 million after tax or $0.07 per share, mark-to-market valuation gains on our interest rate and cross-currency hedging instruments of $6.4 million, or $3.9 million after tax or $0.05 per share and income of $5.5 million, or $3.3 million after tax or $0.04 per share related to the Rohner AG guarantee settlement. This was partially offset by restructuring and related charges of $3.9 million, or $2.6 million after tax or $(0.03) per share and net other non-recurring charges of $7.5 million, or $4.8 million after tax or $(0.06) per share. Net income in the nine months ended September 30, 2005 included income of $58.4 million related to net non-recurring and other special items, including foreign exchange gains on euro-denominated debt of $71.4 million after tax and the reversal of valuation allowances of $20.3 million on U.S. deferred tax assets related to net operating loss carry-forwards, partially offset by IPO-related charges of $22.5 million after tax and net other non-recurring charges of $10.8 million after tax.

Basic earnings per share were $1.34 per share and $2.02 per share for the nine months ended September 30, 2006 and 2005, respectively. Diluted earnings per share were $1.31 per share and $1.98 per share for the nine months ended September 30, 2006 and 2005, respectively. The calculation of earnings per share in the nine month period ended September 30, 2005 included only a partial weighted average impact of the additional shares of common stock that were issued as a result of our IPO.

Free Cash Flow

Our free cash flow was $115.8 million in the nine months ended September 30, 2006. This amount consists of cash provided by operating activities of $246.7 million plus non-recurring cash payments of $11.5 million and proceeds on the sale of property, plant and equipment of $4.0 million, less capital expenditures of $146.4 million. Net debt, which is total debt less cash and cash equivalents, was $2,744.9 million and $2,741.6 million as of September 30, 2006 and December 31, 2005, respectively.

Conference Call and Webcast

We will host a conference call and webcast to discuss our third quarter 2006 results of operations for the period ended September 30, 2006 on Tuesday, November 14, 2006 at 10 a.m. Eastern Time. The dial-in number to access via conference call in the U.S. is (800) 230-1059 and the international dial-in number is (612) 332-0932. No access code is needed for either call. A replay of the conference call will be available through November 21, 2006 at (800) 475-6701 in the U.S., access code: 844642, and internationally at (320) 365-3844, access code: 844642.

A listen only, live webcast of the conference call will be available at www.rocksp.com. Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures”, specifically, a discussion of Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement. Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales. We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with the Company’s debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income (loss) is contained in the press release. We strongly urge you to review the reconciliation information. In addition, the Company discusses sales growth in terms of nominal (actual) and organic (nominal less foreign currency and significant acquisition/divestiture/merger/joint venture impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities excluding non-recurring items, less net cash used in investing activities, excluding acquisitions. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,800 people and net sales of $3.1 billion in 2005. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, titanium dioxide pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2005 Form 10-K dated March 31, 2006 on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NET SALES	$827.0	$771.7	$2,495.4	$2,358.8
COST OF PRODUCTS SOLD	579.7	538.2	1,729.5	1,636.7

GROSS PROFIT	247.3	233.5	765.9	722.1

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	159.5	143.8	478.8	451.5
RESTRUCTURING CHARGES, net	1.7	2.9	3.9	8.7
MANAGEMENT SERVICES AGREEMENT TERMINATION FEE	—	10.0	—	10.0

OPERATING INCOME	86.1	76.8	283.2	251.9

OTHER INCOME (EXPENSES)
Interest expense, net	(60.8)	(55.4)	(147.7)	(177.6)
Loss on early extinguishment of debt	—	(26.6)	—	(26.6)
Foreign exchange gain, net	4.8	2.1	7.7	116.1
Loss on sale of business, net	—	—	(12.1)	—
Other, net	0.3	—	2.7	—
Net	(55.7)	(79.9)	(149.4)	(88.1)

INCOME (LOSS) BEFORE TAXES AND MINORITY INTEREST	30.4	(3.1)	133.8	163.8
INCOME TAX PROVISION	12.4	10.8	34.5	52.5

NET INCOME (LOSS) BEFORE MINORITY INTEREST	18.0	(13.9)	99.3	111.3

MINORITY INTEREST	3.4	0.6	(0.8)	2.3

NET INCOME (LOSS)	$21.4	$(13.3)	$98.5	$113.6

Per share data:
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.29	$(0.25)	$1.34	$2.02

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.29	$(0.25)	$1.31	$1.98

Weighted average number of basic shares outstanding	73,782	61,845	73,781	54,197

Weighted average number of diluted shares outstanding	74,915	61,845	75,001	55,092

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$225.5	$202.6	11.3%
Performance Additives	192.4	170.7	12.7%
Titanium Dioxide Pigments	111.2	106.6	4.3%
Advanced Ceramics	95.6	95.3	0.3%
Groupe Novasep	87.2	92.0	-5.2%
Specialty Compounds	62.1	57.6	7.8%
Electronics	53.0	46.9	13.0%
Total	$827.0	$771.7	7.2%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$49.0	$40.8	20.1%
Performance Additives	31.3	36.9	-15.2%
Titanium Dioxide Pigments	23.2	21.5	7.9%
Advanced Ceramics	25.8	24.5	5.3%
Groupe Novasep	13.9	12.3	13.0%
Specialty Compounds	8.2	6.6	24.2%
Electronics	9.6	7.7	24.7%
Corporate	(13.4)	(10.3)	-30.1%
Total	$147.6	$140.0	5.4%

Adjusted EBITDA Margin	17.8%	18.1%

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$685.6	$642.3	6.7%
Performance Additives	587.7	520.3	13.0%
Titanium Dioxide Pigments	330.4	320.3	3.2%
Advanced Ceramics	286.3	283.6	1.0%
Groupe Novasep	260.0	279.9	-7.1%
Specialty Compounds	191.4	177.8	7.6%
Electronics	154.0	134.6	14.4%
Total	$2,495.4	$2,358.8	5.8%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2006	2005	% Change
Specialty Chemicals	$151.1	$133.2	13.4%
Performance Additives	107.4	118.3	-9.2%
Titanium Dioxide Pigments	65.9	64.5	2.2%
Advanced Ceramics	75.0	70.0	7.1%
Groupe Novasep	49.6	35.3	40.5%
Specialty Compounds	24.1	21.3	13.1%
Electronics	27.9	20.5	36.1%
Corporate	(38.5)	(29.4)	-31.0%
Total	$462.5	$433.7	6.6%

Adjusted EBITDA Margin	18.5%	18.4%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Net Sales:
Specialty Chemicals	$225.5	$202.6	$22.9	11.3%
Performance Additives	192.4	170.7	21.7	12.7
Titanium Dioxide Pigments	111.2	106.6	4.6	4.3
Advanced Ceramics	95.6	95.3	0.3	0.3
Groupe Novasep	87.2	92.0	(4.8)	(5.2)
Specialty Compounds	62.1	57.6	4.5	7.8
Electronics	53.0	46.9	6.1	13.0
Total	$827.0	$771.7	$55.3	7.2%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$5.2	$17.7	8.7%
Performance Additives	2.3	19.4	11.4
Titanium Dioxide Pigments	4.8	(0.2)	(0.2)
Advanced Ceramics	3.7	(3.4)	(3.6)
Groupe Novasep	3.7	(8.5)	(9.2)
Specialty Compounds	0.9	3.6	6.3
Electronics	0.8	5.3	11.3
Total	$21.4	$33.9	4.4%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$49.0	$40.8	$8.2	20.1%
Performance Additives	31.3	36.9	(5.6)	(15.2)
Titanium Dioxide Pigments	23.2	21.5	1.7	7.9
Advanced Ceramics	25.8	24.5	1.3	5.3
Groupe Novasep	13.9	12.3	1.6	13.0
Specialty Compounds	8.2	6.6	1.6	24.2
Electronics	9.6	7.7	1.9	24.7
Corporate	(13.4)	(10.3)	(3.1)	(30.1)
Total	$147.6	$140.0	$7.6	5.4%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$1.0	$7.2	17.6%
Performance Additives	0.4	(6.0)	(16.3)
Titanium Dioxide Pigments	1.1	0.6	2.8
Advanced Ceramics	1.1	0.2	0.8
Groupe Novasep	0.5	1.1	8.9
Specialty Compounds	0.2	1.4	21.2
Electronics	0.1	1.8	23.4
Corporate	(0.2)	(2.9)	(28.2)
Total	$4.2	$3.4	2.4%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Net Sales:
Specialty Chemicals	$685.6	$642.3	$43.3	6.7%
Performance Additives	587.7	520.3	67.4	13.0
Titanium Dioxide Pigments	330.4	320.3	10.1	3.2
Advanced Ceramics	286.3	283.6	2.7	1.0
Groupe Novasep	260.0	279.9	(19.9)	(7.1)
Specialty Compounds	191.4	177.8	13.6	7.6
Electronics	154.0	134.6	19.4	14.4
Total	$2,495.4	$2,358.8	$136.6	5.8%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(9.0)	$52.3	8.1%
Performance Additives	(2.1)	69.5	13.4
Titanium Dioxide Pigments	(5.6)	15.7	4.9
Advanced Ceramics	(3.5)	6.2	2.2
Groupe Novasep	(4.8)	(15.1)	(5.4)
Specialty Compounds	0.2	13.4	7.5
Electronics	(1.2)	20.6	15.3
Total	$(26.0)	$162.6	6.9%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2006	2005	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$151.1	$133.2	$17.9	13.4%
Performance Additives	107.4	118.3	(10.9)	(9.2)
Titanium Dioxide Pigments	65.9	64.5	1.4	2.2
Advanced Ceramics	75.0	70.0	5.0	7.1
Groupe Novasep	49.6	35.3	14.3	40.5
Specialty Compounds	24.1	21.3	2.8	13.1
Electronics	27.9	20.5	7.4	36.1
Corporate	(38.5)	(29.4)	(9.1)	(31.0)
Total	$462.5	$433.7	$28.8	6.6%

	Foreign
	Exchange	Organic	Organic
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(2.0)	$19.9	14.9%
Performance Additives	(0.5)	(10.4)	(8.8)
Titanium Dioxide Pigments	(0.9)	2.3	3.6
Advanced Ceramics	(0.9)	5.9	8.4
Groupe Novasep	(1.0)	15.3	43.3
Specialty Compounds	0.1	2.7	12.7
Electronics	(0.2)	7.6	37.1
Corporate	0.1	(9.2)	(31.3)
Total	$(5.3)	$34.1	7.9%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Income before Taxes and Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced	Groupe
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Novasep
Three months ended September 30, 2006

Income (loss) before taxes and minority interest	$26.6	$14.4	$6.5	$8.9	$1.9
Interest expense, net	9.7	3.7	7.3	7.8	3.8
Depreciation and amortization	11.7	11.8	9.5	8.3	8.2
Restructuring and related charges	0.6	0.3	—	0.6	—
CCA litigation defense costs	—	0.3	—	—	—
Systems/organization establishment expenses	(0.2)	0.6	—	0.4	—
Cancelled acquisition and disposal costs	0.1	—	—	—	—
Losses (gains) related to asset sales	0.3	0.1	—	(0.1)	—
Foreign exchange loss (gain), net	0.2	—	—	—	—
Other	—	0.1	(0.1)	(0.1)	—
Total Adjusted EBITDA	$49.0	$31.3	$23.2	$25.8	$13.9

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended September 30, 2006

Income (loss) before taxes and minority interest	$(1.1)	$6.1	$(32.9)	$30.4
Interest expense, net	7.1	0.1	21.3	60.8
Depreciation and amortization	1.9	3.7	1.0	56.1
Restructuring and related charges	—	0.2	—	1.7
CCA litigation defense costs	—	—	—	0.3
Systems/organization establishment expenses	0.3	—	2.1	3.2
Cancelled acquisition and disposal costs	—	—	0.3	0.4
Losses (gains) related to asset sales	—	—	(0.3)	—
Foreign exchange loss (gain), net	—	(0.5)	(4.5)	(4.8)
Other	—	—	(0.4)	(0.5)
Total Adjusted EBITDA	$8.2	$9.6	$(13.4)	$147.6

			Titanium
	Specialty	Performance	Dioxide	Advanced	Groupe
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Novasep
Three months ended September 30, 2005

Income (loss) before taxes and minority interest	$25.0	$19.2	$4.9	$8.2	$(0.8)
Interest expense, net	5.2	6.9	7.8	8.3	4.0
Depreciation and amortization	9.8	7.9	8.8	7.4	9.1
Restructuring and related charges	0.5	1.5	—	0.6	0.2
CCA litigation defense costs	—	—	—	—	—
Systems/organization establishment expenses	—	0.3	—	—	—
Management services agreement termination fee	—	—	—	—	—
Loss on early extinguishment of debt	—	1.1	—	—	—
Foreign exchange loss (gain), net	0.3	—	—	—	(0.2)
Other	—	—	—	—	—
Total Adjusted EBITDA	$40.8	$36.9	$21.5	$24.5	$12.3

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Three months ended September 30, 2005

Income (loss) before taxes and minority interest	$5.3	$2.9	$(67.8)	$(3.1)
Interest expense, net	(0.7)	1.5	22.4	55.4
Depreciation and amortization	1.4	4.2	0.9	49.5
Restructuring and related charges	—	0.1	—	2.9
CCA litigation defense costs	—	—	(0.1)	(0.1)
Systems/organization establishment expenses	—	—	1.1	1.4
Management services agreement termination fee	—	—	10.0	10.0
Loss on early extinguishment of debt	0.6	0.3	24.6	26.6
Foreign exchange loss (gain), net	—	(1.3)	(0.9)	(2.1)
Other	—	—	(0.5)	(0.5)
Total Adjusted EBITDA	$6.6	$7.7	$(10.3)	$140.0

			Titanium
	Specialty	Performance	Dioxide	Advanced	Groupe
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Novasep
Nine months ended September 30, 2006

Income (loss) before taxes and minority interest	$81.8	$60.2	$18.3	$25.3	$3.3
Interest expense, net	32.1	11.3	21.5	23.3	10.9
Depreciation and amortization	34.8	32.1	27.8	24.7	24.3
Restructuring and related charges	1.1	1.1	—	0.6	—
CCA litigation defense costs	—	0.8	—	—	—
Systems/organization establishment expenses	(0.1)	1.0	—	0.7	—
Cancelled acquisition and disposal costs	1.0	—	—	—	—
Inventory write-up reversal	—	0.8	—	0.1	—
Losses (gains) related to asset sales	0.3	—	—	—	(0.3)
Loss on sale of business	—	—	—	—	12.1
Foreign exchange loss (gain), net	0.4	0.1	—	—	(0.7)
Other	(0.3)	—	(1.7)	0.3	—
Total Adjusted EBITDA	$151.1	$107.4	$65.9	$75.0	$49.6

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Nine months ended September 30, 2006

Income (loss) before taxes and minority interest	$10.6	$13.8	$(79.5)	$133.8
Interest expense, net	7.0	0.9	40.7	147.7
Depreciation and amortization	6.2	12.3	3.0	165.2
Restructuring and related charges	—	1.1	—	3.9
CCA litigation defense costs	—	—	—	0.8
Systems/organization establishment expenses	0.3	—	5.4	7.3
Cancelled acquisition and disposal costs	—	—	0.3	1.3
Inventory write-up reversal	—	—	—	0.9
Losses (gains) related to asset sales	—	—	(0.7)	(0.7)
Loss on sale of business	—	—	—	12.1
Foreign exchange loss (gain), net	—	(0.2)	(7.3)	(7.7)
Other	—	—	(0.4)	(2.1)
Total Adjusted EBITDA	$24.1	$27.9	$(38.5)	$462.5

			Titanium
	Specialty	Performance	Dioxide	Advanced	Groupe
($ in millions)	Chemicals	Additives	Pigments	Ceramics	Novasep
Nine months ended September 30, 2005

Income (loss) before taxes and minority interest	$69.0	$66.3	$12.9	$20.7	$(7.0)
Interest expense, net	27.0	20.6	24.1	26.4	11.8
Depreciation and amortization	33.8	24.6	27.5	22.2	27.1
Restructuring and related charges	1.6	4.7	—	0.6	0.2
CCA litigation defense costs	—	1.3	—	—	—
Systems/organization establishment expenses	—	0.3	—	—	—
Cancelled acquisition and disposal costs	—	0.2	—	—	—
Inventory write-up reversal	—	—	—	—	3.1
Management services agreement termination fee	—	—	—	—	—
Loss on early extinguishment of debt	—	1.1	—	—	—
Foreign exchange loss (gain), net	1.8	(0.8)	—	0.1	0.1
Other	—	—	—	—	—
Total Adjusted EBITDA	$133.2	$118.3	$64.5	$70.0	$35.3

	Specialty
($ in millions)	Compounds	Electronics	Corporate	Consolidated
Nine months ended September 30, 2005

Income (loss) before taxes and minority interest	$17.2	$4.4	$(19.7)	$163.8
Interest expense, net	(0.8)	4.0	64.5	177.6
Depreciation and amortization	4.3	12.5	2.7	154.7
Restructuring and related charges	—	2.1	—	9.2
CCA litigation defense costs	—	—	0.1	1.4
Systems/organization establishment expenses	—	—	3.0	3.3
Cancelled acquisition and disposal costs	—	—	0.4	0.6
Inventory write-up reversal	—	—	—	3.1
Management services agreement termination fee	—	—	10.0	10.0
Loss on early extinguishment of debt	0.6	0.3	24.6	26.6
Foreign exchange loss (gain), net	—	(2.8)	(114.5)	(116.1)
Other	—	—	(0.5)	(0.5)
Total Adjusted EBITDA	$21.3	$20.5	$(29.4)	$433.7

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net income (loss)	$21.4	$(13.3)	$98.5	$113.6
Income tax provision	12.4	10.8	34.5	52.5
Minority interest	(3.4)	(0.6)	0.8	(2.3)
Income (loss) before taxes and minority interest	30.4	(3.1)	133.8	163.8
Interest expense, net	60.8	55.4	147.7	177.6
Depreciation and amortization	56.1	49.5	165.2	154.7
Restructuring and related charges	1.7	2.9	3.9	9.2
CCA litigation defense costs	0.3	(0.1)	0.8	1.4
Systems/organization establishment expenses	3.2	1.4	7.3	3.3
Cancelled acquisition and disposal costs	0.4	—	1.3	0.6
Inventory write-up reversal	—	—	0.9	3.1
Gains related to asset sales	—	—	(0.7)	—
Loss on sale of business	—	—	12.1	—
Management services agreement termination fee	—	10.0	—	10.0
Loss on early extinguishment of debt	—	26.6	—	26.6
Foreign exchange gain, net	(4.8)	(2.1)	(7.7)	(116.1)
Other	(0.5)	(0.5)	(2.1)	(0.5)
Total Adjusted EBITDA	$147.6	$140.0	$462.5	$433.7